UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 18, 2015

GLOBAL HEALTHCARE REIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01	OTHER EVENTS

Effective March 18, 2015, Global Healthcare REIT, Inc., a Utah corporation (the “Company”) (OTCQB: GBCS) announced that the Company has authorized payment of a cash dividend on its outstanding shares of common stock.  A copy of the press release is attached hereto.

ITEM 9.01:       EXHIBITS AND FINANCIAL STATEMENTS

99.1	Press Release dated March 18, 2015.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc (Registrant)

Dated: March 20, 2015	_/s/ Christopher Brogdon Christopher Brogdon, President